Exhibit 99.2

Explanation of Responses:

(1)
Directly owned by Capital Z Partners III, L.P. (“Capital Z III”). Capital Z Partners III GP, L.P. ("Capital Z III LP") is the general partner of Capital Z III. Capital Z Partners III GP, Ltd. ("Capital Z III GP") is the general partner of Capital Z III LP and the ultimate general partner of Capital Z III. Capital Z Partners Management, LLC ("CZPM") is the investment authority for Capital Z III, and its principal business is performing investment management services for Capital Z III.  CZPM, Capital Z III GP, Capital Z III LP and Capital Z III may be deemed to be part of a "group" (within the meaning of Rule 13d-5(b) under the Securities Exchange of 1934, as amended and incorporated by reference in Rule 16a-1 of the Exchange Act) but each individual entity described above disclaims beneficial ownership of securities held by any other entity except to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by such other entity.

(2)
Represents securities of the Issuer held directly by Capital Z Financial Services Fund II, L.P. (“Capital Z”), Capital Z Financial Services Private Fund II, L.P. (“Capital Z Private Fund”), Capital Z Management, LLC (“CZM”) and CZPM.  The sole general partner of Capital Z and Capital Z Private Fund is Capital Z Partners, L.P. (“Capital Z LP”), the sole general partner of Capital Z LP is Capital Z Partners, Ltd. (“Capital Z Ltd”).  The principal business of CZPM is performing investment management services for Capital Z and Capital Z Private Fund. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934 (the “Exchange Act”), Capital Z LP, Capital Z Ltd and CZPM may be deemed to be the beneficial owners of the securities held by Capital Z and Capital Z Private Fund and, with respect to Capital Z LP, Capital Z Ltd and CZM, also held by CZPM although Capital Z LP, Capital Z Ltd and CZPM disclaim beneficial ownership of such securities, except with respect to the securities of the Issuer held directly by it and to the extent of any indirect pecuniary interest therein (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities beneficially owned by Capital Z, Capital Z Private Fund and CZM.